EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 20-F/A for the fiscal year ended December 31, 2005 (the “Report”) of NovAtel Inc., I, Jonathan Ladd, President and Chief Executive Officer, of NovAtel Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Report fairly represents, in all material respects, the financial condition and results of operations of NovAtel Inc.

Date: May 24, 2006

/s/ Jonathan W. Ladd
Jonathan W. Ladd
President and Chief Executive Officer